Exhibit 99.1

Medoro to Acquire Colombia Goldfields

TORONTO, June 8 /CNW/ – Medoro Resources Ltd. (TSX-V: MRS) and Colombia Goldfields Limited (TSX: GOL) announced today that Medoro has executed a binding Arrangement Agreement with Colombia Goldfields to acquire all of the issued and outstanding shares of Colombia Goldfields in exchange for common shares and warrants of Medoro. Under the proposed arrangement, which is subject to regulatory approval and stockholder approval by Colombia Goldfields, Medoro will issue 29,266,856 shares and 940,720 warrants to the -stockholders of Colombia Goldfields in exchange for the 104,524,486 outstanding shares of Colombia Goldfields. The share exchange ratio is 0.28 of a share plus 0.009 of a consideration warrant of Medoro for each share of Colombia Goldfields. Each full warrant is exercisable into one Medoro common share at a subscription price of Cdn$0.50 per Medoro common share for a term of two years. On completion of the proposed arrangement Colombia Goldfields’ stockholders will own approximately 25% of Medoro based upon Medoro’s issued and outstanding shares as of today.

One of the conditions of the Arrangement Agreement is that, prior to closing, Colombia Goldfields will have reached agreements, acceptable to Medoro, with its key creditors on the repayment of outstanding debt and accounts payable.

Closing will occur upon receipt of stockholder approval, regulatory and court approvals, in particular the Security and Exchange Commission ("SEC") approval of the stockholder proxy statements, and approval by the Supreme Court of Yukon.

Commenting on the proposed acquisition, Robert Doyle, CEO of Medoro, stated "The proposed acquisition gives Medoro a well-developed asset that helps us diversify our portfolio of properties."

In connection with the proposed arrangement, Colombia Goldfields will file with the SEC and mail to its stockholders a proxy statement (the "Proxy Statement"). STOCKHOLDERS OF COLOMBIA GOLDFIELDS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SUCH STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE PROPOSED ARRANGEMENT. In addition to receiving the Proxy Statement from Colombia Goldfields by mail, stockholders of Colombia Goldfields will be able to obtain the Proxy Statement, as well as other filings containing information about Colombia Goldfields, without charge, from the SEC’s website (www.sec.com) or on SEDAR’s website (www.sedar.com), or without charge, from Colombia Goldfields at www.colombiagoldfields.com. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Colombia Goldfields.

Colombia Goldfields and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed arrangement. Information regarding Colombia Goldfields’ directors and executive officers is detailed in the proxy statements and annual reports on Form 10-K, previously filed with the SEC, and will be included in the Proxy Statement, when it becomes available.

About Medoro

Medoro Resources is a gold exploration and development company focused on acquiring properties of merit for potential joint ventures with senior producers. Medoro holds a 100% interest in the Lo Incredible 4A and 4B properties in Venezuela and interests in eleven gold exploration areas in the Republic of Mali.

The Lo Increible property is located in the El Callao area of the State of Bolivar in Venezuela. It comprises two adjacent mining contracts covering a total of 2,217 hectares.

At Lo Increible there are three key prospects being La Cruz, La Sofia and El Tapon. The data base used to produce the mineral and resource estimate was comprised of some 581 drillholes, representing approximately 90,000 meters of drilling. The NI 43-101 report dated April 27, 2009 indicated a Measured and Indicated Resource of 13.4 million tonnes at a grade of 2.2 g/t yielding 940,000 ounces of gold. Additionally there are inferred resources of 0.84 million tonnes grading 3.3 g/t and containing 90,000 ounces of gold. These resources were estimated using a 0.5g/t cut-off, apart from a deep high grade zone at La Cruz, which has the potential to be exploited by underground mining, and which has been reported using a 4.0g/t cut-off grade.

Medoro has developed a budget of approximately US$4.0 million for 2009 to complete additional targeted drilling, metallurgical test work and also environmental management costs as well as the preparation of appropriate feasibility style report. It is envisioned that the Lo Increible will be mined first as an open pit operation utilizing a contract miner and contract milling.

About Colombia Goldfields

Colombia Goldfields has been developing a large gold resource into a world class asset utilizing Colombia’s historic Marmato Mountain gold district as a foundation while conducting programs incorporating property acquisitions, community resettlement and exploration.

The Marmato project is located approximately 80 km south of the city of Medellin, Colombia and is accessible via the Pan American Highway.

Colombia Goldfields has completed approximately 46,000 meters of core drilling in Zona Alta at Marmato Mountain. The first 12,126 meters of drilling, as well as 1,171 meters of cross cuts and 504 meters of underground sampling was used to prepare the NI 43-101 Resource Calculation dated May 30, 2008. As detailed in this report, the initial inferred resource was 56 million tonnes at a grade of 1.28 g/t resulting in 2.3 million ounces of gold, at a 0.5 g/ t cut – off grade.

Qualified persons

Dr. Mike Armitage is the Qualified Person for the Lo Increible project, is independent of Medoro and has reviewed the resulting Lo Increible mineral resource estimates and the integrity of these as reported above.

Medoro has used Actlab Laboratories in Venezuela as the primary laboratory. Split HQ core samples of 4 to 5 kilograms were crushed and pulverized to 500 grams. A 30-gram sample was split for fire assay analysis using AAS finish, and gravimetric finish of gold grade was greater than 2.0 g/t. A comprehensive quality control program, which includes blanks, standards duplicates and cross checks was employed.

Dr Stewart D. Redwood, Vice President of Exploration of Colombia Goldfields, is the qualified person for Colombia Goldfields and has prepared or supervised the preparation of all scientific and technical information related to the Marmato project contained in this press release. He is a Fellow of the Institute of Materials, Minerals and Mining (FIMMM) of the UK, a foreign professional association and designation recognized by the Canadian regulatory authorities.

The laboratories used were Inspectorate (ISO 9001:2000 and 9002:2004 certified) in Medellin, Colombia (sample preparation), Reno, Nevada (preparation and analysis), and Lima, Peru (analysis), and SGS in Medellin (preparation) and Lima (analysis). Gold was assayed by fire assay with gravimetric finish or AAS finish. Silver was assayed by fire assay with AAS finish or analyzed by ICP together with a suite of multi-elements. Blank, standard and duplicate samples are routinely inserted for quality assurance and quality control.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities for sale into the United States or Canada. No offering of securities shall be made in the United States or Canada except pursuant to registration under the US Securities Act of 1933, as amended, or an exemption therefrom.

This press release contains forward-looking statements based on the assumptions, uncertainties and management’s best estimates of future events. Actual results may differ materially from those currently anticipated. Investors are cautioned that such forward-looking statements involve risks and uncertainties. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements are detailed from time to time in Medoro’s and Colombia Goldfields’ periodic reports filed with the appropriate regulatory authorities. Neither Medoro nor Colombia Goldfields has any intension or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Neither TSX Venture Exchange nor its Regulation Service Provider ( as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information: Peter Volk, General Counsel & Secretary, (416) 603-4653, www.medororesources.com; J. Randall Martin, Vice Chairman and CEO, (416) 361-9640, www.colombiagoldfields.com